STOCKHOLDERS AGREEMENT

                                  by and among

                             PCA INTERNATIONAL, INC.

                                       and

                   CERTAIN OF THE HOLDERS OF ITS COMMON STOCK


                           Dated as of August  , 1998
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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Section 1. Certain Definitions.................................................2

Section 2. Restrictions on Transfer...........................................11
  2.1      Common Stock Subject To This Agreement.............................11
  2.2      General Restriction................................................12
  2.3      Transfers of Common Stock and Option Shares by Management
           Stockholders.......................................................13
  2.4      Tag-Along Right....................................................14
  2.5      Drag-Along Right...................................................16
  2.6      Transfers Following Initial Public Offering and Other Transfers....17

Section 3. Call Options.......................................................20
  3.1      Call Options of the Company and the Principal Stockholder..........20
  3.2      Closing............................................................25
  3.3      Termination of Call Options........................................25

Section 4. Registration Rights................................................26

Section 5. Changes in Common Stock; Option Plan; Other........................26
  5.1      Changes in Common Stock............................................26
  5.2      Registration of Option Shares......................................26

Section 6. Transferees Subject to Agreement...................................27

Section 7. Legends............................................................27

Section 8. Miscellaneous......................................................28
  8.1      Amendment..........................................................28
  8.2      Governing Law......................................................28
  8.3      Execution in Counterparts..........................................28
  8.4      Notices............................................................29
  8.5      Entire Agreement; Headings; Gender.................................29
  8.6      Copy of Agreement with Company.....................................30
  8.7      Specific Performance...............................................30
  8.8      Assignment.........................................................30
  8.9      Third Party Beneficiary............................................31

Exhibit A  Parties
Exhibit B  Repurchase Percentages
Exhibit C  Form of Registration Rights Agreement

                                        i
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                             STOCKHOLDERS AGREEMENT
                             ----------------------

         STOCKHOLDERS AGREEMENT (the "Agreement"), dated as of August , 1998, by and among PCA INTERNATIONAL, INC., a North Carolina corporation (the "Company"), JUPITER PARTNERS II L.P., a Delaware limited partnership ("Jupiter"), and the other parties listed on Exhibit A hereto under the caption "Management Stockholders" (Jupiter and the Management Stockholders are collectively referred to herein as the "Stockholders," which term shall also include any Person who hereafter becomes a party to this Agreement in accordance with the terms hereof). Capitalized terms used herein and not otherwise defined shall have the mean ings specified in Section 1.

                              W I T N E S S E T H :

         WHEREAS, the Stockholders are the holders of a substantial portion of the issued and outstanding shares of Common Stock of the Company;

         WHEREAS, the Company has entered into employment and non-competition agreements with each of the Management Stockholders (each, a "Employment Agreement");

         WHEREAS, concurrently with the execution of this Agreement, pursuant to that certain Stock Option Plan of the Company (the "Option Plan") (i) the
Company is granting to the Management Stockholders options to purchase shares of Common Stock ("Management Options") at a per share exercise price of $26.50 per share, and (ii) the Management Stockholders are "rolling over" previously outstanding options to
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purchase shares of Common Stock ("Management Roll-over Options"), subject to the terms and conditions set forth in the Option Plan; and

         WHEREAS, the parties hereto wish to provide for certain rights and obligations of the Stockholders with respect to the transfer, purchase and other rights affecting the Common Stock.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

         Section 1. Certain Definitions. For the purposes of this Agreement, the following terms and phrases have the following meanings:

         "Affiliate" means, (i) with respect to any natural Person, the spouse of such Person, either parent of such Person or of such Person's spouse, any descendant of any such parent, or any relative of such Person who has the same home as such Person, and (ii) with respect to any other Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person. For purposes of this definition, the term "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

         "Affiliated Transferee," with respect to the Principal Stockholder, means (i) any Affiliate of the Principal Stockholder, (ii) any employee or partner of the
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Principal Stockholder or (iii) any employee or partner of any Affiliate of the
Principal Stockholder.

         "Board" means the Board of Directors of the Company.

         "business day" shall mean any day except a Saturday, Sunday or other day on which commercial banks in New York, New York, are authorized by law to close.

         "Call for Breach" shall have the meaning specified in Section 3.1.4.

         "Call for Cause" shall have the meaning specified in Section 3.1.1.

         "Call for Resignation" shall have the meaning specified in Section
3.1.2.

         "Call Option" shall mean any right of the Company or the Principal Stockholder to purchase Call Shares from a Management Stockholder under Section 3.

         "Call Shares" shall mean any Option Shares (or any outstanding Management Options or Management Roll-over Options held by a Management Stockholder but not yet exercised) with respect to which the Company or the Principal Stockholder would have a purchase right if a Management Stockholder ceased to be employed by the Company or any of its subsidiaries for any of the reasons specified in Section 3.1.

         "Call Without Cause" shall have the meaning specified in Section 3.1.3.

         "Cause," with respect to any Management Stockholder, shall mean (i) a reasonable good faith determination by the Board that the Management Stockholder has, in any material respect, willfully failed to follow any of the Company's written policies or any written directives of the Board (other than by reason of a voluntary resignation or resignation for Good Reason) and, if such failure is susceptible of being
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cured as determined by the Board in good faith, the failure of the Management
Stockholder to cure such failure within 10 business days after receiving written notice (stating with specificity the nature of such failure) from the Board; or
(ii) any act of willful misconduct, fraud or personal dishonesty by the Management Stockholder involving the assets of the Company or any of its Affiliates resulting in material economic or material reputational harm to the Company; or (iii) the conviction of, or a plea of guilty or nolo contendere by, the Management Stockholder to a charge of any crime involving a felony; or (iv) the breach by the Management Stockholder in any material respect of any contract or other agreement between the Company or any of its Affiliates and the Management Stockholder and, if such breach is susceptible of being cured as determined by the Board in good faith, the failure of the Management Stockholder to cure such breach within 10 business days after receiving written notice (stating with specificity the nature of such failure) from the Board; notwithstanding the foregoing, with respect to those Management Stockholders who are parties to employment agreements with the Company, and such agreements contain a definition of "Cause," the term "Cause" herein shall be deemed to have the meaning set forth in such employment agreement.

         "Change in Control" shall mean (i) such time as the Principal Stockholder has disposed of at least one-half of the shares of Common Stock owned by the Principal Stockholder as of the date of this Agreement (as set forth on Exhibit A) and no longer owns at least a majority of the outstanding Common Stock of the Company or (ii) the consummation of a sale of all or substantially all of the assets of the Company and its subsidiaries (other than to the Principal Stockholder or any
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Affiliate of the Company); provided, that a Change in Control shall only be deemed to have occurred if after the event specified in clause (i) the Company does not have any publicly-traded securities.

         "Common Stock" means the common stock, par value $.20 per share, of the Company and any other shares of capital stock of the Company classified as common stock hereafter authorized.

         "Company" means PCA International, Inc., a North Carolina corporation.

         "Disability," with respect to a Management Stockholder, shall be defined in the long-term disability plan maintained by the Company.

         "Drag-Along Right" shall have the meaning specified in Section 2.5. "Employment Agreement" shall have the meaning specified in the recitals to this Agreement.

         "Encumbrance" means any mortgage, lien, security interest, pledge, claim, option, right of first refusal or other like encumbrance with respect to any share of Common Stock, and "Encumber" shall have a correlative meaning.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Fair Market Value" shall mean (A) after the Initial Public Offering, the average of the last reported sales price of the Common Stock for the 30 consecutive trading days immediately preceding the date on which any such determination is to be made, as reported by NASDAQ National Market System or a national securities
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exchange, and (B) prior to the Initial Public Offering, the fair market value per share of Common Stock as determined in good faith by the Board.

         "50% Disposition Date" shall mean such time as the Principal Stockholder has disposed of at least one-half of the shares of Common Stock owned by the Principal Stockholder as of the date hereof (as set forth on Exhibit A).

         "Fully Diluted Shares" shall mean the total number of the Company's outstanding shares of Common Stock on a fully diluted, fully converted basis (assuming the exercise of all options and other securities convertible or exchangeable into or exercisable for Common Stock).

         "Good Reason," with respect to a Management Stockholder, means (i) a material reduction of such Management Stockholder's base salary payable during any fiscal year by the Company and its Subsidiaries or the requirement by the Company that the Management Stockholder perform tasks which would be demeaning or degrading to one in his position, (ii) the failure of the Company to pay such Management Stockholder his base salary or any of his material benefits to which he is entitled to be paid during any fiscal year, if such failure is not cured within ten days of written notice thereof to the Company, or (iii) material breach by the Company of any material contract or agreement between the Company and such Management Stockholder.

         "Initial Public Offering" means the first Public Offering after the date of this Agreement which yields gross proceeds to the Company in excess of $25,000,000 pursuant to an effective registration statement under the Securities Act and which results in the listing or continual listing of such Common Stock on a national securities
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exchange or the quotation of such Common Stock on the NASDAQ National Market
System.

         "in-the-money," with respect to options or other securities convertible into Common Stock, shall mean any options or other such securities the Fair Market Value of whose underlying shares of Common Stock exceeds the then applicable exercise price.

         "Involuntary Transfer," with respect to any shares of Common Stock, means any involuntary Transfer, proceeding or action (other than a Transfer on the death of a Management Stockholder) by or in which a Stockholder (or his Permitted Transferee) shall be deprived or divested of any right, title or interest in or to any of its shares of Common Stock, including, without limitation, any seizure under levy of attachment or execution, any Transfer in connection with bankruptcy (whether pursuant to the filing of a voluntary or an involuntary petition under any applicable bankruptcy law) or other court proceeding to a debtor-in-possession, trustee in bankruptcy or receiver or other officer or agency, any Transfer to a state or to a public officer or agency pursuant to any statute pertaining to escheat or abandoned property, any Transfer pursuant to a divorce action or any Transfer upon or occasioned by the legal incompetence of any Stockholder (or his Permitted Transferee) or any Transfer to a legal representative of any Stockholder (or his Permitted Transferee).

         "Management Options" shall have the meaning specified in the recitals to this Agreement.

         "Management Roll-over Options" shall have the meaning specified in the recitals to this Agreement.
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         "Management Stockholders" means the individuals listed on Exhibit A under the caption "Management Stockholders," any Stockholder who acquires Common Stock from a Management Stockholder and who becomes a party to this Agreement, and any other Stockholder (including any Person who acquires Option Shares) who hereafter becomes a party to this Agreement and is denominated as a "Management Stockholder."

         "Notice" shall have the meaning specified in Section 2.4.

         "Option Plan" shall have the meaning specified in the recitals to this Agreement.

         "Option Shares" shall mean any shares of Common Stock issued pursuant to the exercise of a Management Option or a Management Roll-over Option.

         "Option Share Restriction Period" shall mean any time prior to August 21, 2006.

         "Permitted Transferee" means, with respect to a Stockholder who is a natural person, (a) the spouse, parents, parents-in-law or siblings (by blood or adoption) of such Stockholder or the lineal descendants (by blood or adoption)
of such Stockholder or such Stockholder's spouse, parents or siblings, (b) a trust, the beneficiaries of which include only such Stockholder or spouse, parents, or siblings (by blood or adoption) of such Stockholder or the lineal descendants (by blood or adoption) of such Stockholder, spouse, parents or siblings, or a charitable trust that is an Affiliate of such Stockholder, or (c) upon such Stockholder's death, executors, administrators, testamentary trustees, legatees or beneficiaries of such Stockholder.
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         "Person" shall mean an individual, firm, corporation, limited liability company, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

         "Potential Participant" shall have the meaning specified in Section
2.4.

         "Principal Stockholder" shall mean Jupiter and, where the context refers to the ownership by the Principal Stockholder of Common Stock, shall also mean its Affiliated Transferees who own Common Stock.

         "Prospective Seller" shall have the meaning specified in Section 2.4.

         "Prospective Transferee" shall have the meaning specified in Section 6.

         "Public Offering" means a public offering of Common Stock pursuant to an effective registration statement under the Securities Act.

         "Public Sale" means a Transfer of Common Stock pursuant to a Public Offering or under Rule 144 (or any successor rule) under the Securities Act.

         "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the date hereof, in the form of Exhibit C.

         "Repurchase Price" shall mean, with respect to a share of Common Stock, the Fair Market Value thereof; provided, that if at the time of any determination of the Repurchase Price, the Company has not completed an Initial Public Offering, then in determining the Repurchase Price for transactions involving a Management Stockholder who owns Call Shares with a value in excess of $500,000, if the Management Stockholder disagrees with the Board's determination of Fair Market Value, such Fair Market Value shall be determined by an independent appraiser
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selected jointly by the Company and such Management Stockholder, which appraiser shall determine the fair market value per share of Common Stock (taking into consideration the lack of liquidity and non-control nature of the Call Shares). The Management Stockholder who disagrees with the Board's determination of Fair Market Value will pay the cost of such appraisal unless it is determined by the appraiser that the Board's determination was more than 10% lower than the appraiser's determination, in which case the Company will pay such cost.

         "Restricted Shares" means all shares of Common Stock other than (i) shares that have been registered under a registration statement pursuant to the Securities Act, (ii) shares with respect to which a sale has been made pursuant to Rule 144 promulgated under the Securities Act (or any successor rule), (iii) shares with respect to which a sale may be made pursuant to Rule 144(k) promulgated under the Securities Act (or any successor rule), or (iv) shares with respect to which the holder thereof shall have delivered to the Company an opinion of counsel, in form and substance reasonably satisfactory to the Company, to the effect that the Transfer of such shares may be effected without registration under the Securities Act.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Stockholders" shall have the meaning specified in the introductory paragraph of this Agreement.

         "Subsidiary," with respect to any Person, means any other Person of which such Person owns or controls, directly or indirectly, more than 50% of the outstanding voting shares or other voting interests or equity interests.
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         "Substitute Purchase Offer" shall have the meaning specified in Section
2.4.

         "Tag-Along Common Stock" shall have the meaning specified in Section
2.4.

         "Tag-Along Notice" shall have the meaning specified in Section 2.4.

         "Tag-Along Right" shall have the meaning specified in Section 2.4.

         "Threshold Amount" shall mean the number of shares of Common Stock which is equal to 20% of (i) the shares of Common Stock owned by the Principal Stockholder on the date hereof, plus (to the extent not included in (i)) (ii) any shares purchased by the Principal Stockholder after the date hereof pursuant to Section 4.2 of the Agreement and Plan of Merger dated as of April 20, 1998 by and among the Company and Jupiter Acquisition Corp.

         "Transfer," with respect to any shares of Common Stock, means any transfer, assignment, sale, gift, pledge, hypothecation or other disposition of Common Stock or of all or part of the voting power (other than the granting of a revocable proxy) associated with the Common Stock whatsoever, or any other transfer of beneficial ownership of Common Stock, including, without limitation, any Involuntary Transfer; and "Transferee" shall have a correlative meaning.

         Section 2. Restrictions on Transfer.

         2.1 Common Stock Subject To This Agreement. Unless otherwise provided herein, all shares of Common Stock of the Company (including, without limitation, any Option Shares or Call Shares) now owned or hereafter acquired by any of the Stockholders or any Transferee thereof (including any Person who acquires
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Common Stock by means of an Involuntary Transfer, but not including any Person who acquires Common Stock pursuant to a Public Sale) shall be subject to the terms of this Agreement.

         2.2 General Restriction.

                  2.2.1 General. Each Stockholder agrees that he or it will not, directly or indirectly, make any Transfer of any Common Stock, except in compliance with the Securities Act. Each Management Stockholder further agrees to the restrictions on Transfer set forth in Section 2.3. Each Stockholder agrees (i) that any direct or indirect Transfer of Common Stock held by it will be made only in compliance with Section 6 (Transferees Subject to Agreement), to the extent applicable, and (ii) to be bound by the provisions of Section 2.4 (Tag-Along Right) with respect to its Common Stock. Any Transfer effected, or purported or attempted to be effected, not in accordance with the terms and conditions of this Agreement shall be void and of no effect. In connection with any voided Transfer, the Company may hold and refuse to transfer any Common Stock or certificate therefor tendered for transfer, in addition and without prejudice to any and all other rights and remedies which may be available.

                  2.2.2 Involuntary Transfer. Any Person who acquires Common Stock from a Stockholder by means of an Involuntary Transfer shall be deemed to have become a party to this Agreement in the place and stead of the transferring Stockholder and shall be bound by the terms hereof; provided, that prior to the Company transferring such Common Stock on its books and records to such Person and prior to the exercise by such Person of any rights hereunder, such Person shall have delivered an appropriate document, in form and substance reasonably satisfactory to the
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Company, confirming that such Person takes such shares subject to the terms and conditions of this Agreement, and such Person thereupon shall be deemed to be a Permitted Transferee of such Stockholder.

         2.3 Transfers of Common Stock and Option Shares by Management Stockholders.

                  2.3.1 Each Management Stockholder agrees that he will not, directly or indirectly, Transfer any shares of Common Stock except, subject to compliance with Section 6 (Transferees Subject to Agreement), (i) Transfers of Common Stock pursuant to the procedures, and subject to the limitations, set forth in Section 2.4 (Tag-Along Right), Section 2.5 (Drag-Along Right), Section
2.6 (Transfers Following Initial Public Offering and Other Transfers) or transfers under the Registration Rights Agreement, or (ii) Transfers of Common Stock to the Company or the Principal Stockholder pursuant to the provisions of
Section 3 (Call Options) or otherwise, or (iii) Transfers of Common Stock to any Permitted Transferee of such Management Stockholder, or (iv) Transfers consisting of pledges of Common Stock to the Company, or (v) Transfers of Common Stock to any Person pursuant to an Involuntary Transfer or (vi) Transfers after February 21, 2006 (which shall not require compliance with Section 6); provided that, in the case of this clause (v), such Person shall have delivered an appropriate document, in form and substance reasonably satisfactory to the Company, confirming that such Person takes such shares subject to the terms and conditions of this Agreement, and such Person thereupon shall be deemed to be a Permitted Transferee of such Management Stockholder. Each Management Stockholder further agrees that, notwithstanding the foregoing, he will
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not, directly or indirectly, Transfer any Option Shares or Call Shares during the Option Share Restriction Period other than pursuant to Section 2.4 (Tag-Along Right), Section 2.5 (Drag-Along Right) or Section 2.6 (Transfers Following Initial Public Offering and Other Transfers); thereafter, such Option Shares and Call Shares will continue to be subject to the other provisions of this Agreement.

         2.4 Tag-Along Right. Other than in connection with the exercise of the Drag-Along Right or a Call Option or pursuant to a Public Sale permitted here under, in the event that any Stockholder (as used in this Section, a "Prospective Seller") shall receive a bona fide offer to purchase shares of Common Stock (a "Purchase Offer") from any Person (including, without limitation, any offer by a Management Stockholder, but not including (a) an offer by a Permitted Transferee of such Prospective Seller or (b) an offer by the Principal Stockholder), the Prospective Seller shall either decline such Purchase Offer or, if the Prospective Seller determines to accept such Purchase Offer, then, prior to accepting any Purchase Offer, arrange for the proposed purchaser to make, in lieu of the Purchase Offer, a substitute bona fide offer to purchase the same number of shares of Common Stock that were the subject of the Purchase Offer, and upon the same terms as the Purchase Offer, from the Stockholders owning Common Stock as a group in the relative proportions and otherwise as described in the second succeeding sentence (the "Substitute Purchase Offer"). In the event a Substitute Purchase Offer is made, the Prospective Seller shall give the other Stockholders written notice thereof (the "Notice") specifying (i) the number of shares of Common Stock that is the subject of such Substitute Purchase Offer, (ii) the terms (including the proposed date of consummation thereof, which shall
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be not less than 30 days following the date of the Notice) of such Substitute
Purchase Offer, and (iii) the identity of the proposed purchaser. Upon receipt of the Notice, each Stockholder (a "Potential Participant") shall have the right (the "Tag-Along Right") to sell that number of shares of Common Stock equal to the product of (a) the total number of shares of Common Stock proposed to be purchased and (b) a fraction, the numerator of which shall be the number of shares of Tag-Along Common Stock (as defined below) owned by such Potential Participant and the denominator of which shall be the number of shares of Tag-Along Common Stock owned by all Potential Participants (including the Prospective Seller) electing to participate in such sale. For purposes of the foregoing, "Tag-Along Common Stock" shall mean all shares of Common Stock, including shares issuable pursuant to options which, at the time of the Notice, are capable of being exercised in accordance with the terms of the Option Plan or the related option agreement and are "in-the-money." The Tag-Along Right may be exercised by a Potential Participant by delivery, not later than 15 days after receipt of the Notice, of a written notice (the "Tag-Along Notice") to the Prospective Seller, which shall state the number of shares of Common Stock that such Potential Participant wishes to include in such sale to the purchaser. The Prospective Seller, together with any electing Potential Participants, shall participate in any purchase made by the purchaser specified in the Notice on the terms set forth therein (or on terms no less favorable to the purchaser) and as provided in the Tag-Along Notice during the 90-day period following the date of the Notice. Any purchases by such purchaser following such 90-day period shall require a new Notice. To the extent a Potential Participant does not participate in such sale, the Prospective Seller and the other Potential
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Participants may sell that number of shares of Common Stock (in addition to the shares of Common Stock otherwise permitted to be sold by them hereunder) equal to their proportionate share of the number of shares with respect to which such Potential Participant had the opportunity to sell hereunder. All Transfers made pursuant to this Section 2.4 shall be subject to the provisions of Section 6 (Transferees Subject to Agreement). The provisions of this Section 2.4 shall terminate when both of the following conditions have been satisfied: (i) an Initial Public Offering has occurred; and (ii) the Principal Stockholder no longer owns Common Stock in excess of the Threshold Amount.

         2.5 Drag-Along Right. If the Principal Stockholder proposes to make a bona fide sale of its shares of Common Stock to a third party un-Affiliated with the Principal Stockholder (which may include another Stockholder) in an amount equal to at least 10% of the Fully Diluted Shares (which amount shall be calculated based on the transaction in question or a series of transactions related thereto), the Principal Stockholder shall have the right (the "Drag-Along Right"), exercisable upon 15 days' prior written notice, to require the other Stockholders to sell a corresponding percentage (as the percentage being sold by the Principal Stockholder) of the number of shares of Common Stock held by such other Stockholders to such third party upon terms no less favorable to the other Stockholders than those that apply to the Principal Stockholder with respect to such third party sale. For purposes of calculating such corresponding percentage, there shall be included in such calculation (without duplication) (i) shares of Common Stock, (ii) shares issuable pursuant to the exercise of Management Options and Management Roll-over Options that are exercisable in
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accordance with the Option Plan or the related option agreement and are in-the-money, even if such sale is during the Option Share Restriction Period, and (iii) Call Shares. Each Stockholder hereby agrees to cooperate with the Principal Stockholder and to take any and all action reasonably required in connection with the consummation of such third party sale. Without limiting the foregoing, at the closing of any sale under this Section 2.5, each Stockholder shall deliver certificates representing the shares of Common Stock to be sold, duly endorsed for transfer and accompanied by all requisite stock transfer taxes, and each Stockholder shall represent and warrant that it is the beneficial owner of such shares free and clear of any Encumbrances, with full authority and power to transfer such shares. All Transfers made pursuant to this
Section 2.5 shall be subject to the provisions of Section 6 (Transferees Subject to Agreement) unless the Principal Stockholder otherwise determines. The provisions of this Section 2.5 shall terminate when both of the following conditions have been satisfied: (i) an Initial Public Offering has occurred; and
(ii) the Principal Stockholder no longer owns Common Stock in excess of the Threshold Amount.

         2.6 Transfers Following Initial Public Offering and Other Transfers.

                  2.6.1 From and after the date of the Initial Public Offering, and provided that at the time of the Transfer by a Management Stockholder referred to below the Principal Stockholder continues to own Common Stock in excess of the Threshold Amount, a Management Stockholder and his Permitted Transferees may Transfer shares of Common Stock held by them (other than, until the fifth anniversary of the date hereof, any Call Shares) (x) pursuant to the exercise of their rights under the Registration Rights Agreement, (y) pursuant to a sale under Rule 144 of the
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Securities Act which is subject to the volume limitations set forth in subparagraph (e)(1) of such Rule; provided, that a Management Stockholder and his Permitted Transferees as a group may only Transfer their Common Stock under clauses (x) and (y) in an aggregate amount equal to the product of (i)(A) prior to the 50% Disposition Date, one-half of, and (B) after the 50% Disposition Date, 100% of, the total number of shares of Public Sale Stock (as defined below) held by such Management Stockholder as of the date hereof (or, if such Management Stockholder and his Permitted Transferees as a group have acquired additional Common Stock after the date hereof in a manner that was not in violation of this Agreement, such greater number) multiplied by (ii) a fraction, the numerator of which shall be the aggregate number of shares of Common Stock that have been Transferred by the Principal Stockholder prior to the date of the proposed Transfer by such Management Stockholder, and the denominator of which shall be the total number of shares of Common Stock held by the Principal Stockholder as of the date hereof (or, if the Principal Stockholder has acquired additional Common Stock after the date hereof in a manner that was not in violation of this Agreement, such greater number), or (z) pursuant to an exemption from the registration requirements of the Securities Act, but only if at the time of such Transfer by such Management Stockholder the Principal Stockholder is also Transferring Common Stock; provided that a Management Stockholder and his Permitted Transferees as a group may only Transfer their Common Stock under this clause (z) in an aggregate amount equal to the product of (i)(A) prior to the 50% Disposition Date, one-half of, and (B) after the 50% Disposition Date, 100% of, the total number of shares of Public Sale Stock held by such Management Stockholder as
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of the date hereof (or, if such Management Stockholder and his Permitted
Transferees as a group have acquired additional Common Stock after the date hereof in a manner that was not in violation of this Agreement, such greater number) multiplied by (ii) a fraction, the numerator of which shall be the aggregate number of shares of Common Stock then being Transferred by the Principal Stockholder, and the denominator of which shall be the total number of shares of Common Stock held by the Principal Stockholder as of the date hereof (or, if the Principal Stockholder has acquired additional Common Stock after the date hereof in a manner that was not in violation of this Agreement, such greater number). For purposes of the foregoing, "Public Sale Stock" shall mean all shares of Common Stock, plus all shares of Common Stock issuable pursuant to Management Options and Management Roll-over Options, which at the time of such proposed Transfer, are capable of being exercised in accordance with the terms of the Option Plan or the related option agreement and are "in-the-money," but until the fifth anniversary of the date hereof, Public Sale Stock shall not include any Management Roll-over Options that are subject to a Call Option pursuant to Section 3.1.3.

                  2.6.2 From and after the date of the Initial Public Offering, and provided that at the time of the Transfer referred to below the Principal Stockholder does not continue to own Common Stock in excess of the Threshold Amount, a Management Stockholder and his Permitted Transferees may Transfer shares of Common Stock held by them (other than, until the fifth anniversary of the date hereof, any Call Shares) pursuant to the exercise of their rights under the Registration Rights

Agreement or pursuant to an applicable exemption from the registration requirements of the Securities Act.

                  2.6.3 At any time after the Principal Stockholder does not continue to own Common Stock in excess of the Threshold Amount, and there has not occurred an Initial Public Offering, a Management Stockholder and his Permitted Transferees may transfer shares of Common Stock held by them pursuant to an applicable exemption from the registration requirements of the Securities Act.

                  2.6.4 Any shares of Common Stock Transferred pursuant to a Public Sale or pursuant to Section 2.6.3 shall no longer be subject to the provisions of this Agreement.

         Section 3. Call Options.

         3.1 Call Options of the Company and the Principal Stockholder.

                  3.1.1 Termination for Cause. Subject to Section 3.3 (Termination of Call Options), if the employment by the Company of any Management Stockholder shall be terminated by the Company or any of its subsidiaries for Cause, then (A) all Management Options held by the applicable Management Stockholder and his Permitted Transferees shall be cancelled without consideration and (B) the Company and the Principal Stockholder shall have the right, but not the obligation, to purchase (the "Call for Cause") from the applicable Management Stockholder and his Permitted Transferees, and if the Company and/or the Principal Stockholder exercises such right, such Management Stockholder and his Permitted Transferees shall have the obligation to sell to the Company and/or the Principal Stockholder, all or any portion of the Call Shares held by such Management Stockholder and his Permitted Transferees (it being agreed that the number of shares subject to the Call for Cause shall be the maximum number of Call Shares that may be held by such Management Stockholder and his Permitted Transferees during the 180-day period during which such Call for Cause may be exercised), at a price per share (but not less than zero) equal to the lower of (i) $26.50 per share (less, in the case of options, the exercise price thereof) and (ii) the Repurchase Price (less, in the case of options, the exercise price thereof). Notwithstanding the foregoing, following the fifth anniversary of the date hereof, the Company's call rights under this Section
3.1.1 shall apply only to Call Shares representing Management Options or Option Shares issued pursuant to the exercise of Management Options and shall not apply to Call Shares representing Management Rollover Options or Option Shares issued pursuant to the exercise of Management Rollover Options. For purposes of this
Section 3.1.1, a termination for Cause shall be deemed to have occurred with respect to a Management Stockholder if such Management Stockholder resigns from his employment with the Company after committing any act which, with notice or lapse of time or both, would constitute an event of Cause under the definition of "Cause."

                  3.1.2 Termination by Resignation. Subject to Section 3.3 (Termination of Call Options), if prior to the fifth anniversary of the date hereof any Management Stockholder shall cease to be employed by the Company or any of its subsidiaries as a result of his resignation (other than for Good Reason and other than a resignation which occurs after committing any act which, with notice or lapse of time or both, would constitute an event of Cause under the definition of such term), then the Company and the Principal Stockholder shall have the right, but not the obligation, to purchase (the "Call for Resignation") from the applicable Management Stockholder and his Permitted Transferees, and if the Company and/or the Principal Stockholder exercises such right, such Management Stockholder and his Permitted Transferees shall have the obligation to sell to the Company and/or the Principal Stockholder, all or any portion of the Call Shares held by such Management Stockholder and his Permitted Transferees (it being agreed that the number of shares referred to above shall be the maximum number of shares of Call Shares that may be held by such Management Stockholder and his Permitted Transferees during the 180-day period during which such Call for Resignation may be exercised) multiplied by the percentage specified on Exhibit B opposite the relevant period in which such resignation occurs, at a price per share (but not less than zero) equal to the lower of (i) $26.50 per share (less, in the case of options, the exercise price thereof) and (ii) the Repurchase Price (less, in the case of options, the exercise price thereof).

                  3.1.3 Termination Without Cause. Subject to Section 3.3 (Termination of Call Options), if prior to the fifth anniversary of the date hereof any Management Stockholder shall cease to be employed by the Company or any of its subsidiaries for any reason whatsoever, except due to death, Disability, termination for Cause or resignation (other than resignation for Good Reason and resignation deemed to be a termination for Cause under Section 3.1.1), the Company and the Principal Shareholder shall have the right, but not the obligation, to purchase (the "Call Without Cause") from the applicable Management Stockholder and his Permitted Transferees, and if the Company and/or the Principal Stockholder exercises such right, such Management Stockholder and his Permitted Transferees shall have the obligation to sell to the Company and/or the Principal Stockholder, all or any portion of the Call Shares held by such Management Stockholder and his Permitted Transferees (it being agreed that the number of shares referred to above shall be the maximum number of Call Shares that may be held by such Management Stockholder and his Permitted Transferees during the 180-day period during which such Call Without Cause may be exercised) multiplied by the percentage specified on Exhibit B opposite the relevant period in which such cessation occurs, at a price per share equal to the Repurchase Price (less, in the case of options, the exercise price thereof).

                  3.1.4 Management Stockholder Breach of Employment Agreement. Subject to Section 3.3 (Termination of Call Options), if any Management Stockholder materially breaches any provision of Section 6 (Noncompetition, Secrecy and Inventions) of his Employment Agreement (or any successor provision of any successor agreement) and, if such breach is susceptible of being cured as determined by the Board in good faith, such breach is not cured within ten business days after receiving written notice (stating with specificity the nature of the breach) from the Board, then (A) all Management Options held by the applicable Management Stockholder and his Permitted Transferees shall be cancelled without consideration and (B) the Company, among the other rights and remedies set forth in the Employment Agreement, and the Principal Stockholder shall have the right, but not the obligation, to purchase (the "Call for Breach") from the applicable Management Stockholder and his Permitted Transferees, and if the Company and/or the Principal Stockholder exercises such right, the Management Stockholder and his Permitted Transferees shall have the obligation to sell to the Company and/or the Principal Stockholder, all or any portion of the Call Shares held by such Management Stockholder and his Permitted Transferees (it being agreed that the number of shares subject to the Call for Breach shall be the maximum number of Call Shares held by such Management Stockholder and his Permitted Transferees during the 180-day period during which such Call for Breach may be exercised) at a price per share (but not less than zero) equal to the lower of (i) $26.50 per share (less, in the case of options, the exercise price thereof) and (ii) the Repurchase Price (less, in the case of options, the exercise price thereof). Notwithstanding the foregoing, following the fifth anniversary of the date hereof, the Company's call rights under this
Section 3.1.4 shall apply only to Call Shares representing Management Options or Option Shares issued pursuant to the exercise of Management Options and shall not apply to Call Shares representing Management Rollover Options or Option Shares issued pursuant to the exercise of Management Rollover Options.

                  3.1.5 Procedure. The Company may exercise its rights pursuant to this Section 3.1 by providing written notice to the relevant Management Stockholder and the Principal Stockholder not later than 90 days after written notice (the "Company Notice") from the Company to the Management Stockholder (with a copy to the Principal Stockholder) of the event triggering such rights, indicating the amount of Call Shares subject to the relevant Call Option. Any portion of such Call Option not exercised within such 90-day period shall expire with respect to the Company and be void and of no further force and effect. Provided that the Company has not exercised its rights in full with respect to such relevant Call Option under this Section 3.1, the Principal Stockholder may exercise the rights of the Company (with respect to that portion of the Call Option not exercised by the Company) under this Section 3.1 on its own behalf by providing written notice to the relevant Management Stockholder not later than 180 days after the date of the Company Notice. Any portion of the relevant Call Option not exercised within such 180-day period shall expire with respect to the Principal Stockholder and be void and of no further force and effect.

         3.2 Closing. The closing of any purchase by the Company or the Principal Stockholder under this Section 3 shall be held at the principal office of the Company on the 45th day after the date on which a notice of exercise of a Call Option is given hereunder or at such other time and place as the parties to the transaction may agree upon. At the closing of any purchase under this
Section 3, the applicable Stockholder and his Permitted Transferees shall deliver certificates representing the Call Shares to be sold, duly endorsed for transfer and accompanied by all requisite stock transfer taxes, and the Stockholder and his Permitted Transferees shall represent and warrant that each is the beneficial owner of such shares free and clear of any Encumbrances, with full authority and power to transfer such shares. Payment for any Call Shares shall be made by the Company in cash or, in the event that the Company's Board determines in good faith that it would not be advisable to make such payment in cash because the Company is constrained by financing or other arrangements, by a subordinated note (subordinated to all indebtedness of the Company for money borrowed) with interest at the prime rate of NationsBank, N.A., and a maturity of two years. At such closing, the parties shall execute and/or deliver such additional documents as are otherwise reasonably necessary or appropriate to consummate the transfers.

         3.3 Termination of Call Options. Upon the occurrence of a Change in Control, any theretofore unexercised Call Options shall terminate and be of no further force or effect. Any shares of Common Stock Transferred in accordance with the provisions of Section 2.4 (Tag-Along Right), Section 2.5 (Drag-Along Right) or Section 2.6 (Transfers Following Initial Public Offering) (other than to a Person who is a Management Stockholder on the date hereof or to any Permitted Transferee of such Management Stockholder) shall no longer be subject to the Call Options.

         Section 4. Registration Rights. The Company hereby grants to the Principal Stockholder, the Management Stockholders and each of their Permitted Transferees, registration rights with respect to the Common Stock on the terms and subject to the conditions set forth in the Registration Rights Agreement.

         Section 5. Changes in Common Stock; Option Plan; Other.

         5.1 Changes in Common Stock. If there is any change in the Common Stock by way of stock split, reverse stock split, stock dividend, reclassifica tion, merger, consolidation, reorganization, recapitalization or any similar means, then all appropriate adjustments to the provisions hereof shall be made so that the rights and obligations of the parties hereto under this Agreement shall continue with respect to the Common Stock as so changed.

         5.2 Registration of Option Shares. At all times during which the Company is subject to the requirements to file reports pursuant to Section 13 or 15(d)
of the Exchange Act, the Company shall cause all Option Shares, at any time when the options with respect thereto are exercisable, to be registered under the Securities Act on Form S-8 (or any successor form). Nothing in this Section 5.2 will provide any Management Stockholder the right to make any transfer unless such transfer is otherwise expressly permitted by this Agreement.

         Section 6. Transferees Subject to Agreement. Each Stockholder agrees that it will not make any Transfer (including, without limitation, to a Permitted Transferee but excluding a Transfer in a Public Sale) unless, prior to the consummation of any such Transfer, the Person (other than any then current Stockholder) to whom such Transfer will be made (a "Prospective Transferee") executes and delivers to the Company an agreement, in form and substance reasonably satisfactory to the Company, whereby such Prospective Transferee confirms that it shall be deemed to be a Stockholder for the purposes of, and shall be subject to, this Agreement.

         Section 7. Legends.

         7.1 Each certificate evidencing shares of Common Stock shall bear a legend in substantially the following form:

         "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NO REGISTRATION OF TRANSFER OF SUCH SECURITIES WILL BE MADE ON THE BOOKS OF THE ISSUER UNLESS SUCH TRANSFER IS MADE PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT. THE

         SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER, ALL AS SET FORTH IN A STOCKHOLDERS AGREEMENT, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF THE ISSUER."

         7.2 In the event that any shares of Common Stock shall cease to be Restricted Shares, the Company shall, upon the written request of the holder thereof, promptly issue to such holder a new certificate evidencing such shares without the first two sentences of the legend required by Section 7.1. In the event any shares of Common Stock shall cease to be subject to the restrictions on transfer and repurchase set forth in this Agreement, the Company shall, upon the written request of the holder thereof, promptly issue to such holder a new certificate evidencing such shares without the third sentence of the legend required by Section 7.1.

         Section 8. Miscellaneous.

         8.1 Amendment. This Agreement cannot be amended orally, but only by an agreement in writing signed by the Company, the Principal Stockholder and the holders of at least 50% of the shares of Common Stock held by all of the Management Stockholders and their Permitted Transferees as a group, except that the Company may amend Exhibit A of this Agreement to reflect changes made in accordance with this Agreement.

         8.2 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE, AND TO BE PERFORMED ENTIRELY, IN NEW YORK.

         8.3 Execution in Counterparts. This Agreement may be signed in one or more counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         8.4 Notices. All communications provided for herein shall be in writing and,

                  (i) if addressed to a Stockholder, shall be delivered or mailed or telecopied to such Stockholder at its address specified on Exhibit A (or an annex thereto, if such Stockholder shall have become a party hereto pursuant to Section 6), or to such other address as such Stockholder shall have notified the Company in writing, or

                  (ii) if addressed to the Company, shall be delivered or mailed or telecopied to it at PCA International, Inc., 815 Matthews-Mint Hill Road, Matthews, NC 28105, Attention: John Grosso, Fax (704) 847-1548, with a copy to the Principal Stockholder, c/o Jupiter Partners II L.P., 30 Rockefeller Plaza, Suite 4525, New York, New York 10112, Attention: John A. Sprague, Fax: (212) 332-2829, or to such other address as the Company or the Principal Stockholder, as the case may be, shall have notified all Stockholders in writing. Except as otherwise expressly provided herein, any communication shall be deemed to have been given when delivered (if delivered by hand or by reputable overnight courier service), in the case of facsimile transmission, when telecopied with confirmation of transmission, or if mailed, shall be deemed to have been given three days after having been so mailed.

         8.5 Entire Agreement; Headings; Gender. This Agreement (including the Exhibits hereto) and the Agreements referred to herein embody the entire agree-ment and understanding among the parties and supersede all prior agreements and understandings relating to the subject matter hereof. The headings in and date of this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. The term "its" is used in this Agreement for convenience only and shall be deemed to include, where applicable, "her or his," and vice versa. Similarly, the pronoun "it" when referring to a Stockholder shall be deemed to include, where applicable, "her or she" or "him or he," and vice versa.

         8.6 Copy of Agreement with Company. A counterpart of this Agreement shall be filed with the Company at its principal office.

         8.7 Specific Performance. The parties recognize that the obligations imposed on them in this Agreement are special, unique and of extraordinary character, and that in the event of breach by any party, damages will be an insufficient remedy; consequently, it is agreed that the parties hereto may have specific performance (in addition to damages) as a remedy for the enforcement hereof, without proving damages. No party shall raise any argument as to the sufficiency of money damages.

         8.8 Assignment. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns; provided, however, that this Agreement may not be assigned by the Company or any of the Management Stockholders without the prior written consent of the Company, the Principal Stockholder and the holders of at least 50% of the shares of Common Stock held by all of the Management Stockholders and their Permitted Transferees as a group, except that (i) the Company may assign its rights herein to any successor to all or substantially all of its assets (by merger or otherwise); (ii) subject to Section 6 (Transferees Subject to Agreement), any Management Stockholder may assign its rights under this Agreement to any Permitted Transferee of its shares of Common Stock; and (iii) each Stockholder's rights under the Registration Rights Agreement shall inure to the benefit of any holder of Registrable Securities (as defined in the Registration Rights Agreement). Any purported assignment made in violation of this Agreement shall be void and of no force and effect.

         8.9 Third Party Beneficiary. Nothing in this Agreement, express or implied, is intended or shall confer upon anyone other than the parties hereto (and their respective permitted successors and assigns) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have hereunder signed their names or have caused this Agreement to be duly executed by their officers thereunder duly authorized as of the date first above written.

                                             PCA INTERNATIONAL, INC.


                                             By:________________________________
                                                      Authorized Officer

                                             STOCKHOLDERS:

                                             -----------------------------------
                                             Name:

                                             -----------------------------------
                                             Name:

                                             -----------------------------------
                                             Name:

                                             -----------------------------------
                                             Name:

                                             -----------------------------------
                                             Name:

                                             -----------------------------------
                                             Name:

                                             -----------------------------------
                                             Name:

                                             -----------------------------------
                                             Name:

                                             -----------------------------------
                                             Name:

                                             -----------------------------------
                                             Name:

                                             -----------------------------------
                                             Name:

                                             -----------------------------------
                                             Name:

                                             -----------------------------------
                                             Name:

                                             -----------------------------------
                                             Name:

                                             -----------------------------------
                                             Name:

                                             -----------------------------------
                                             Name:

                                                                       EXHIBIT B

                             REPURCHASE PERCENTAGES

     Anniversary from
     Date of Agreement                               Repurchase Percentage
     -----------------                               ---------------------

On or before 1st Anniversary                                 100%

Between 1st and on or before
2nd Anniversary                                               80%

Between 2nd and on or
before 3rd Anniversary                                        60%

Between 3rd and on or before
4th Anniversary                                               40%

Between 4th and on or before
5th Anniversary                                               20%

On or After 5th Anniversary                                    0%

                                                                       EXHIBIT C

================================================================================



                          REGISTRATION RIGHTS AGREEMENT

                                  by and among

                             PCA INTERNATIONAL, INC.

                                       and

                   CERTAIN OF THE HOLDERS OF ITS COMMON STOCK



                           Dated as of August  , 1998



================================================================================

                                TABLE OF CONTENTS
                                -----------------

                                                                            PAGE
                                                                            ----
1.       Demand Registrations..................................................1

2.       Piggy-back Registration...............................................6

3.       Registration Procedures...............................................8

4.       Preparation; Reasonable Investigation................................14

5.       Rule 144.............................................................15

6.       Hold-Back............................................................15

7.       Indemnification......................................................16

8.       Participation in Underwritten Registrations..........................18

9.       Registration Rights to Others........................................19

10.      Definitions..........................................................19

         REGISTRATION RIGHTS AGREEMENT, dated as of August ___, 1998, by and among PCA INTERNATIONAL, INC., a Delaware corporation (the "Company"), and each of the other parties signatory hereto who own Common Stock of the Company and are parties to that certain Stockholders Agreement, dated as of the date hereof, among the Company and certain of the holders of the Common Stock of the Company (the "Stockholders Agreement"). Capitalized terms used herein and not otherwise defined shall have the meanings given them in Section 10.

         The parties hereto agree as follows:

         1. Demand Registrations.

                  (a) Request. Jupiter shall have the right from time to time to make up to six written requests that the Company, subject to the provisions of Sections 1(e) and (f), effect the registration under the 1933 Act of all or any part of its Registrable Securities. Registrations requested pursuant to this
Section 1(a) are referred to herein as "Demand Registrations." Each request for a Demand Registration shall specify the number of Registrable Securities requested to be registered. Within 10 days after receipt of any such request, the Company shall give written notice of the Demand Registration to all other holders of Registrable Securities (such holders, together with Jupiter, are referred to in this Section 1 as the "Selling Holders") and shall, subject to
Section 1(e), include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after the giving of the Company's notice; provided, that the Company shall not be required to include in such registration any Registrable Securities held by a Management Stockholder or any of his Permitted

Transferees in excess of the Proportional Amount (as defined below). The term "Proportional Amount," as of any date, shall mean an aggregate number of shares of Common Stock equal to the product of (i) (A) prior to the 50% Disposition Date, one-half of, and (B) after the 50% Disposition Date, 100% of, the total number of shares of Registrable Securities held by such Management Stockholder and his Permitted Transferees as of the date hereof (or, if such Management Stockholder and his Permitted Transferees as a group have acquired additional Registrable Securities after the date hereof in a manner that was not in violation of the Stockholders Agreement, such greater number) multiplied by (ii) a fraction, the numerator of which shall be the aggregate number of shares of Registrable Securities requested to be included in such registration by Jupiter and the denominator of which shall be the total number of shares of Registrable Securities held by Jupiter as of the date hereof (or, if Jupiter has acquired additional Registrable Securities after the date hereof in a manner that was not in violation of the Stockholders Agreement, such greater number). For purposes of the foregoing definition, there shall be included in the number of shares of Registrable Securities all shares of Common Stock, including shares issued pursuant to options that, as of the date of determination, are capable of being exercised in accordance with the terms of the Option Plan or the related option agreement and are "in-the-money," but, until the fifth anniversary of the date hereof, shall not include any Management Roll-over Options that are subject to a Call Option pursuant to Section 3.1.3 of the Stockholders Agreement.

                  (b) Registration Statement Form. Registrations under this
Section 1 shall be on such appropriate registration form of the Commission as shall be reasonably selected by the Company.

                  (c) Effective Registration Statement. A registration requested pursuant to this Section 1 shall not be deemed to have been effected (i) unless a registration statement with respect thereto has become effective and remained effective in compliance with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities covered by such registration statement until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the Selling Holders set forth in such registration statement (unless the failure to so dispose of such Registrable Securities shall be caused solely by reason of a failure on the part of the Selling Holders); provided that such period need not exceed 180 days, or
(ii) if after it has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason not primarily attributable to the Selling Holders and has not thereafter again become effective.

                  (d) Selection of Underwriters. If the Company or Jupiter desires to engage an underwriter or underwriters with respect to an offering of the Registrable Securities so to be registered, such underwriter shall be selected by Jupiter and shall be reasonably acceptable to the Company.

                  (e) Priority in Demand Registration. If the managing underwriter of any underwritten offering shall advise the Company (and the Company shall so advise each Selling Holder of such advice) that, in its opinion, the securities requested to be included in such registration exceeds the number which can successfully be sold in such offering within a price range acceptable to Jupiter, then the Company will include in such registration, to the extent of the Registrable Securities which the Company is so advised can be sold in such offering, first, all securities proposed to be registered by Jupiter and, second, to the extent additional shares of Common Stock may be included in such offering, all other shares proposed to be registered, pro rata among the other Selling Holders of Registrable Securities participating in such registration (relative to the number of Registrable Securities originally requested to be registered by such Selling Holders) (subject, in the case of any Management Stockholder or his Permitted Transferees, to the Proportional Amount limitation); provided that if the number of Registrable Securities that such managing underwriter advises can be sold in such offering is less than 75% of all the Registrable Securities that Jupiter had requested be included, Jupiter may withdraw its written request made pursuant to Section 1(a) (Demand Registration) and such written request will not be considered a request for registration for the purposes of Section 1(a).

                  (f) Limitations on Demand Registrations. Notwithstanding anything in this Section 1 to the contrary, (i) in no event will the Company be required to effect more than six registrations pursuant to this Section 1 upon the request of Jupiter and (ii) the Company shall not be required to effect more than one Demand Registration in any six-month period or within 90 days after a previous offering of the Common Stock registered under the 1933 Act.

                  (g) Company Delay. Notwithstanding anything herein to the contrary, if, after Jupiter has given a written request under Section 1(a) (Demand Registration), and prior to the effective date of the registration statement filed in connection with such registration, the Board of Directors of the Company shall deter mine in its good faith judgment that the filing of such registration statement would be undesirable and would interfere with any material financing, investment, acquisition or merger transaction then under consideration or would reasonably in the judgment of the Board of Directors of the Company adversely affect the interests of the Company and its stockholders, the Company may decide to delay the registration of such Registrable Securities, and if the Board of Directors of the Company makes such determination, the Company shall give written notice of such determination to each Selling Holder. Such delay shall be for the period the Company determines on the basis provided above in good faith is necessary or desirable, but in no event greater than six months. The Company shall notify Jupiter of the expiration of the period of delay. Following such delay, the Company shall promptly cause the Registrable Securities to be registered unless, within 15 days of receipt of notice from the Company, Jupiter withdraws its written request made pursuant to Section 1 (Demand Registration), in which case, such written request will not be considered a request for registration for the purposes of Section 1 (Demand Registration) or 2 (Piggy-back Registration).

                  (h) Expenses. The Company will pay all Registration Expenses (excluding any underwriting discounts or commissions with respect to the

Registrable Securities) in connection with any registration requested pursuant to this Section 1.

         2. Piggy-back Registration.

                  (a) Right to Include Registrable Securities. If the Company proposes to register any of its Common Stock under the 1933 Act by registration on any form other than Forms S-4 or S-8 (or any successor form) for sale for its own account, it will each such time give prompt written notice to all holders of Registrable Securities of its intention to do so and of such holders' rights under this Section 2 prior to the proposed registration. Upon the written request of any such holder (a "Requesting Holder") made as promptly as practicable and in any event within 15 days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such Requesting Holder), the Company will file a registration statement with respect to, and use all reasonable efforts to make effective at the earliest possible date, the registration under the 1933 Act, subject to Section 2(b), of all Registrable Securities which the Company has been so requested to register (provided that the Company shall not be required to include in such registration any Registrable Securities held by any Management Stockholder or his Permitted Transferees in excess of the Proportional Amount) by the Requesting Holders thereof (each, a "Piggy-back Registration"); provided, however, that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each Requesting Holder of Registrable Securities and
(i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from any obligation of the Company to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of any holder or holders of Registrable Securities entitled to cause such registration to be effected as a registration under Section 1 (Demand Registration), and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities for the same period as the delay in registering such other securities. No registration effected under this Section 2 shall relieve the Company of its obligation to effect any Demand Registration under Section 1.

                  (b) Priority in Piggy-back Registrations. If the managing underwriter of any underwritten offering shall inform the Company that the Registrable Securities requested to be included in such registration exceeds the number which can successfully be sold in such offering within a price range acceptable to the Company, and the Company has so advised the Requesting Holders in writing, then the Company will include in such registration, to the extent of the Registrable Securities and other shares of Common Stock which the Company is so advised can be sold in such offering, first, all securities proposed to be registered by the Company for its own account, and second, to the extent additional shares of Common Stock may be registered in such offering, all of the Registrable Securities requested to be registered, pro rata (subject, in the case of any Management Stockholder or his Permitted Transferees, to the Proportional Amount limitation). In connection with any registration as to which this Section 2(b) applies, the Requesting Holders shall have the right, upon written notice to the Company within 10 days of receipt of notice from the Company, to withdraw from such registration the Registrable Securities requested to be registered by such Requesting Holders.

                  (c) Expenses. The Company will pay all Registration Expenses (excluding any underwriting discounts or commissions with respect to the Registrable Securities) in connection with any registration effected pursuant to this Section 2.

         3. Registration Procedures. If and whenever the Company is required to use its reasonable efforts to make effective the registration of any Registrable Securities under the 1933 Act as provided in Sections 1 (Demand Registration) and 2 (Piggy-back Registration), the Company will, as expeditiously as possible:

                  (a) prepare and (within 90 days after the date a request for registration is given to the Company but in any event as soon thereafter as practicable) file with the Commission the requisite registration statement to effect such registration and thereafter use all reasonable efforts to cause such registration statement to become effective;

                  (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the 1933 Act and the rules and regulations of the Commission thereunder with respect to the disposition of all Registrable Securities covered by such registration statement, and furnish to each seller of Registrable Securities, prior to the filing thereof a copy of any amendment or supplement to such registration statement or prospectus;

                  (c) furnish to each seller of Registrable Securities covered by such registration statement, such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the 1933 Act, and in each case, each amendment or supplement thereto, in conformity with the requirements of the 1933 Act, such documents, if any, incorporated by reference in such registration statement or prospectus, and such other documents, as such seller may reasonably request;

                  (d) use all reasonable efforts (i) to register or qualify all Registrable Securities and other securities covered by such registration statement under such other securities or blue sky laws of such states of the United States of America where an exemption is not available and as the sellers of Registrable Securities covered by such registration statement shall reasonably request, (ii) to keep such registration or qualification in effect for so long as such registration statement remains in effect, and (iii) to take any other action which may be reasonably necessary or advisable to enable such sellers to consummate the disposition in such jurisdictions of the securities to be sold by such sellers, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this

Section 3(d) be obligated to be so qualified or to consent to general service of process in any such jurisdiction or to subject itself to taxation in such jurisdiction;

                  (e) use all reasonable efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other federal or state governmental agencies or authorities as may be necessary in the opinion of counsel to the Company or counsel to the seller or sellers of Registrable Securities to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;

                  (f) furnish at the effective date of such registration statement to each seller of Registrable Securities and each such seller's underwriters, if any, a signed counterpart of an opinion of counsel for the Company, addressed to such seller and underwriters, if any, dated the effective date of such registration statement and, if applicable, the date of the closing under the underwriting agreement, covering sub stantially the same matters with respect to such registration statement (and the pros pectus included therein) as are customarily covered in opinions of issuer's counsel delivered to the underwriters in underwritten public offerings of securities and such other legal matters as the underwriters may reasonably request;

                  (g) promptly notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the 1933 Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances under which they were made, and promptly prepare and, at the request of any such seller, furnish to it a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

                  (h) otherwise use all reasonable efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 promulgated thereunder, and promptly furnish to each such seller of Regis trable Securities a copy of any amendment or supplement to such registration state ment or prospectus;

                  (i) provide and cause to be maintained a transfer agent and registrar (which, in each case, may be the Company) for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration;

                  (j) use all reasonable efforts to list all Registrable Securities covered by such registration statement on any national securities exchange on which

Registrable Securities of the same class covered by such registration statement are then listed (or, if other shares of Registrable Securities are so qualified, qualify them for inclusion in the National Association of Securities Dealers Automated Quotations National Market System, as the case may be);

                  (k) enter into such customary agreements (including an underwriting agreement in customary form, including customary provisions concerning indemnification of the underwriters by the Company) and take such other actions as the sellers of Registrable Securities and the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

                  (l) obtain a "cold comfort" letter or letters from the Company's independent public accountants in customary form and covering matters of the type customarily covered by "cold comfort" letters as the underwriters may reasonably request;

                  (m) notify each seller of Registrable Securities and the managing underwriter or agent, immediately, and confirm the notice in writing
(i) when the registration statement, or any post-effective amendment to the registration statement, shall have become effective, or any supplement to the prospectus or any amendment to the prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request of the Commission to amend the registra tion statement or amend or supplement the prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the

Registrable Securities for sale in any jurisdiction, or of the institution or threatening of any proceedings for any such purposes;

                  (n) use all reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the registration statement at the earliest possible time;

                  (o) cooperate with the sellers of Registrable Securities and the managing underwriter or agent, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be sold, and enable such Registrable Securities to be in such denomina tions and registered in such names as such sellers or the managing underwriter or agent, if any, may reasonably request;

                  (p) cause its subsidiaries and affiliates to take all action necessary or advisable to effect the registration of the Registrable Securities contemplated hereby, including preparing and filing any required financial informa tion;

                  (q) make its officers and employees available to participate in presentations to potential purchasers of Registrable Securities; and

                  (r) use all reasonable efforts to take all other steps necessary or advisable to effect the registration of the Registrable Securities contemplated hereby.

         The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing.

         Each holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any written notice from the Company of the happening of any event of the kind described in Section 3(g) (Company Delay), such holder will forthwith discontinue such holder's disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(g) and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such holder's possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice.

         4. Preparation; Reasonable Investigation. In connection with the preparation and filing of each registration statement under the 1933 Act pursuant to this Agreement, the Company will give the holders of Registrable Securities registered under such registration statement, the underwriters, if any, and their respective counsel and accountants, the timely opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be reasonably neces sary or advisable, in the opinion of each of such holders and such underwriters' respective counsel, to conduct appropriate due diligence as contemplated by the 1933 Act.

         5. Rule 144. So long as the Common Stock shall be registered pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Company will file the reports required to be filed by it under the Exchange Act and will take such further action as Jupiter or the Management Stockholders, as the case may be, may reasonably request, all to the extent required from time to time to enable Jupiter and the Management Stockholders to sell Registrable Securities (to the extent permitted by the Stockholders Agreement) without registration under the 1933 Act under the exemptions provided by Rule 144, as such rule may be amended from time to time ("Rule 144"), or any similar rule or regulation hereafter adopted by the Commission. Upon the request of Jupiter or any Management Stockholder, the Company will deliver to Jupiter or such Management Stockholder, as the case may be, a written statement as to whether it has complied with such requirements and, if it has not so complied, stating that it will promptly do so.

         6. Hold-Back. Each of the Company and each Stockholder holding Registrable Securities, whether or not included in a registration statement hereunder, agrees not to effect any public sale or distribution of shares of Common Stock during the period specified by the managing underwriter or underwriters of the underwritten offer being made pursuant to such registration statement (which period shall not exceed seven days prior to and 180 days following the effective date of such registra-tion statement), except as part of such registration, if and to the extent reasonably requested by such managing underwriter or underwriters.

         7. Indemnification.

                  (a) The Company agrees to indemnify, to the fullest extent permitted by law, each holder of Registrable Securities, its partners, officers and directors, agents and each person who controls such holder (within the meaning of the 1933 Act) against all losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of a material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder expressly for use therein or by such holder's failure to deliver a copy of the prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same. In connection with an underwritten offering, the Company shall indemnify such underwriters, their officers and directors and each person who controls such underwriters (within the meaning of the 1933 Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

                  (b) In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, shall indemnify the Company, its directors, officers and agents and each person who controls the Company (within the meaning of the 1933 Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder; provided, that the obligation to indemnify shall be individual to each holder and shall be limited to the net amount of proceeds received by such holder from the sale of Registrable Securities pursuant to such registration statement.

                  (c) Any person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person's right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemni fied party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel (and such local counsel as may be necessary) for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

                  (d) The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any partner, officer, director or controlling person of such indemnified party and shall survive the transfer of securities. The Company also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event the Company's indemnification is unavailable for any reason.

         8. Participation in Underwritten Registrations. Notwithstanding the provisions of Sections 1 (Demand Registration) and 2 (Piggy-back Registration), no person may participate in any registration hereunder which is underwritten unless such person (i) agrees to sell such person's securities on the basis provided in any under writing arrangements approved by the person or persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements; provided that no holder of Registrable Securities included in any underwritten registration shall be required to make any representations or warranties to the Company or the underwriters other than representations and warranties regarding such holder and such holder's intended method of distribution.

         9. Registration Rights to Others. If the Company shall at any time after the date hereof provide to any holder of any securities of the Company rights with respect to the registration of such securities under the 1933 Act, such rights shall not be in conflict with the rights provided to the holders of Registrable Securities in this Agreement.

         10. Definitions. As used in this Agreement, unless the context otherwise requires, the following terms have the following respective meanings:

         "Board" shall mean the Board of Directors of the Company.

         "Call Shares" shall have the meaning specified in the Stockholders Agreement.

         "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the 1933 Act. "Common Stock" shall mean the authorized common stock of the Company, par value $.20 per share.

         "50% Disposition Date" shall mean such time as the Principal Stockholder has disposed of at least one-half of the shares of Common Stock issued to the Principal Stockholder in connection with the merger of Jupiter Acquisition Corp. with and into the Company.

         "in-the-money" shall have the meaning specified in the Stockholders Agreement.

         "Jupiter" shall mean the Principal Stockholder, as defined in the Stockholders Agreement.

         "Management Stockholders" shall have the meaning specified in the Stockholders Agreement.

         "1933 Act" shall mean the Securities Act of 1933, as amended.

         "Proportional Amount" shall have the meaning specified in Section 1(a).

         "Permitted Transferees" shall have the meaning specified in the Stockholders Agreement.

         "person" shall mean any individual, firm, corporation, limited liability company, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

         "Registrable Securities" shall mean any shares of Common Stock issued or issuable to any of Jupiter, the Management Stockholders or any of their transferees (but only if such transfer was made in compliance with the terms of the Stockholders Agreement and such transferee became a party to the Stockholders Agreement), but with respect to any particular share of Common Stock, only until such time as such share (i) has been effectively registered under the 1933 Act and disposed of in accordance with the registration statement covering it, (ii) has been sold to the public pursuant to Rule 144 (or any similar provision then in effect) under the 1933 Act, or (iii) has ceased to be outstanding; provided that any shares of Common Stock issued or issuable to a Management Stockholder whose employment with the Company and/or any of its subsidiaries has terminated shall only be deemed to be Registrable Securities hereunder if such employment was terminated Without Cause.

         "Registration Expenses" means all expenses incident to the Company's performance of or compliance with Sections 1 (Demand Registration), 2 (Piggy-back Registration) or 3 (Registration Procedures), including, without limitation, all registration and filing fees, all fees of the New York Stock Exchange, Inc., other national securities exchanges or the National Association of Securities Dealers, Inc., all fees and expenses of complying with federal securities or blue sky laws, all word processing, duplicating and printing expenses (including expenses of printing prospectuses and of certificates for the Registrable Securities), messenger and delivery expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of "cold comfort" letters required by or incident to such performance and compliance, any fees and disburse ments of underwriters customarily paid by issuers or sellers of securities (excluding any underwriting discounts or commissions with respect to the Registrable Securities), any fees and expenses associated with any road show, and the fees and expenses of one counsel to the Selling Holders or the Requesting Holders, as applicable (selected by Selling Holders or the Requesting Holders, as applicable, representing at least 50% of the Registrable Securities covered by such registration).

         "Stockholders Agreement" shall have the meaning specified in the introductory paragraph hereto and shall mean the Stockholders Agreement as in effect on the date hereof.

         "Without Cause," with respect to a Management Stockholder, shall mean the termination of such Management Stockholder's employment with the Company or any of its subsidiaries for any reason (including due to death, Disability or for Good Reason (as such terms are defined in the Stockholders Agreement)), other than a termination for Cause (as defined in the Stockholders Agreement).

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                             PCA INTERNATIONAL, INC.

                                             By:________________________________
                                                Name:
                                                Title:

                                             JUPITER PARTNERS II L.P.

                                             By: GANYMEDE II LLC, its
                                                  General Partner

                                             By:________________________________
                                                Name:


                                             MANAGEMENT STOCKHOLDERS:


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

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

                                                                              24

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